SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-A/A

                                 Amendment No. 3

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              TNP ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

                                Texas 75-1907501
--------------------------------------------- ----------------------------------
  (State of incorporation or organization) (I.R.S. Employer Identification No.)
                            4100 International Plaza,
                                 P. O. Box 2943,
                             Fort Worth, Texas 76113
             -------------------------------------------------------
              (Address and zip code of principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:
          Title of each class           Name of each exchange on which
          to be so registered           each class is to be registered
-----------------------------           ----------------------------------------
          Common Stock Purchase         Rights New York Stock Exchange

          If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/
          If this form relates to the
     registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d)
     check the following box. / /
          Securities Act registration statement file number to which this form relates: 001-08847
                  ------------
                 (if applicable)
          Securities to be registered pursuant to Section 12(g) of the Act:
                                      None
--------------------------------------------------------------------------------
                                (Title of Class)

Item 1.    Description of Securities to be Registered

                  The description of securities contained in Amendment Number 2, dated October 9, 1998, to the undersigned registrant's Form 8-A, is hereby incorporated by reference.

Item 2.    Exhibits

            4.1 Amended and Restated Rights Agreement, between TNP Enterprises, Inc. and The Bank of New York, as Rights Agent dated August 11, 1998 (incorporated by reference to Exhibit 10 to the Company's Form 8-K, dated October 9, 1998).

            4.2 Amendment No. 1, dated as of May 24, 1999, to the Amendment Restated Rights Agreement between TNP Enterprises, Inc. and The Bank of New York.


                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duty caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              TNP ENTERPRISES, INC.


Date:  June 4, 1999


                        By:  /s/ M. S. Cheema
                        Name:  M. S. Cheema
                        Title: Senior Vice President and Chief Financial Officer

                                  EXHIBIT INDEX

Number         Description

4.1 Amended and Restated Rights Agreement, between TNP Enterprises, Inc. and The Bank of New York, as Rights Agent dated August 11, 1998 (incorporated by reference to Exhibit 10 to the Company's Form 8-K, dated October 9, 1998).

4.2 Amendment No. 1 dated as of May 24, 1999, to the Rights Agreement between TNP Enterprises, Inc. and The Bank of New York.